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                                                         Exhibit 23

                           [WLR FOODS, INC. LETTERHEAD]


April 11, 1994

Dear Fellow Shareholder:

As you likely know, on April 7, 1994, Tyson Foods announced that it has extended its hostile tender offer for all outstanding shares of common stock of WLR Foods until June 3, 1994. Tyson's highly conditional offer was originally scheduled to expire at midnight, April 8, 1994. The offer is the same -- $30 cash and lots of conditions -- but the deadline for tendering has been pushed back by close to two months.

We note with great interest that a mere 732,765 shares, or less than 7% of WLR Foods outstanding common stock, had been tendered into Tyson's offer. We are extremely gratified that WLR Foods shareholders have demonstrated such overwhelming support for the Company by not tendering their WLR Foods shares to Tyson. Your Board of Directors continues to urge shareholders to reject Tyson's offer as inadequate and not in the best interest of WLR Foods shareholders.

In our view, WLR Foods shareholders have sent Don Tyson a resounding message
- -- "No." Like your Board did, you have told Don Tyson that the Tyson offer seeks to deny WLR Foods shareholders the true long-term value of their stock. We are indeed fortunate to have so many long-term shareholders and your Board of Directors deeply appreciates your support. While we regret that Tyson has decided to continue its offer for another two months -- an offer that has been decisively rejected by WLR Foods shareholders -- we will continue to oppose Tyson's inadequate offer for as long as it takes.

Once again, we thank you for your commitment to WLR Foods and your support. Your resolve and the commitment of the entire WLR Foods family is a continuing source of strength. Whenever you have questions, just give us a call.

Sincerely,

WLR FOODS, INC.



Charles W. Wampler, Jr.                James L. Keeler
Chairman, Board of Directors           President and Chief Executive Officer

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             NOTICE OF WITHDRAWAL OF SHARES OF WLR FOODS, INC.
             TENDERED TO WLR ACQUISITION CORP., A WHOLLY-OWNED
                     SUBSIDIARY OF TYSON FOODS, INC.


To:  IBJ Schroder Bank & Trust Company, Depositary:


Please withdraw ________________ shares of common stock of WLR Foods, Inc.
              (number of shares)
representing all shares tendered pursuant to the Offer to Purchase, dated March 9, 1994, of WLR Acquisition Corp., a wholly-owned subsidiary of Tyson Foods, Inc., by the undersigned and return the certificate(s) representing such shares to the address of the undersigned as recorded on the Letter of Transmittal which accompanied the tendered shares.


_______________, 1994  ___________________________ __________________________
Today's Date           Print Name(s) of Tendering  Signature(s) of Tendering
                       Shareholder(s)              Shareholder(s)*

                       ___________________________  __________________________
                       Print Name(s) of Tendering   Signature(s) of Tendering
                       Shareholder(s)               Shareholder(s)*


____________________   ___________________________
Certificate Number(s)  Print Name(s) of Registered
                       Shareholder(s) if
                       different than Tendering     Signature(s) Guaranteed:
                       Shareholder(s)

____________________   ___________________________  By:_______________________
Certificate Number(s)  Print Name(s) of Registered       Authorized Signatory
                       Shareholder(s) if different
                       than Tendering Shareholder(s)

*INSTRUCTIONS. Please sign your name as it appeared on the Letter of Transmittal. Your signature should be guaranteed. If you have any questions, please call D.F. King & Co., Inc. at (800) 669-5550. This form must be sent to IBJ Schroder Bank & Trust Company. See reverse side for addresses.

TO INSURE THAT YOUR SHARES ARE WITHDRAWN, THIS NOTICE SHOULD BE RECEIVED BY IBJ SCHRODER BANK & TRUST COMPANY NO LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 3, 1994.

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You may send this notice by mail, courier or facsimile transmission. The addresses are as follows:

By Mail--   IBJ Schroder Bank & Trust Company
            Attn: Reorganization Operations Department
            P.O. Box 84
            Bowling Green Station
            New York, NY 10274-0084


By Courier--IBJ Schroder Bank & Trust Company
            Attn:  Securities Processing Window, Subcellar One
            One State Street
            New York, NY 10004

By Facsimile--    (212) 858-2611
To confirm Facsimile Transmissions call: (212) 858-2103
(for Eligible Institutions only)


Since this notice is effective upon its receipt by the Depositary, it is recommended that it be sent by facsimile transmission, with receipt therefore confirmed or mailed registered mail with return receipt requested.


TO INSURE THAT YOUR SHARES ARE WITHDRAWN, THIS NOTICE SHOULD BE RECEIVED BY IBJ SCHRODER BANK & TRUST COMPANY NO LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 3, 1994.

                    WITHDRAW YOUR WLR FOOD SHARES

If you have tendered you shares to Tyson and wish to withdraw them, please use this form. You may withdraw your shares at any time prior to midnight on June 3, 1994. If you need help or have questions, call D.F. King toll-free at (800) 669-5550. D.F. King will be pleased to assist you in getting back your shares.

If your shares are held by a brokerage firm or bank, only your broker or bank can withdraw them. Please call your broker or banker to instruct them to effect the withdraw on your behalf.